Exhibit (c)(viii)

PRIVILEGED AND CONFIDENTIAL Discussion Materials for the Board of Directors Project Cherry Tree August 12, 2026

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Table of Contents • Transaction Summary • Morgan Stanley Valuation Perspectives Appendix A: Trading Performance Update Appendix B: Supplemental Valuation Materials 2 1 2

SECTION 1 Transaction Summary 3

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Summary of Tampa Bay Proposed Transaction 4 Transaction • Acquisition of 100% of the outstanding shares in an all-cash purchase • Provides opportunity for equity participation by Altamont Capital Partners (ACP) and management Valuation • Purchase price of $20.25 per share in cash with 6% annualized ticking fee ($0.0033 per share on a per diem basis) starting when regulatory conditions are satisfied other than insurance regulatory conditions • Premium of 55% to the average closing price of $13.08 over the 180-day period ended August 7, 2026 • Premium of 62% to the closing price of $12.52 on August 11, 2026 Financing • Cash consideration to be sourced through a combination of equity capital from Tampa Bay’s funds and debt financings with Tampa Bay providing equity backstop Timing and Approval • Closing subject to Accelerant shareholder approval, regulatory (including insurance) approvals, among other customary conditions Other • Go-shop termination fee of 1.25%, or $56.9MM on a fully diluted equity value of $4.55Bn; go-shop period of 40 days for parties that entered into an NDA in connection with a potential transaction in the six months prior to signing • Company termination fee of 3.0%, or $136.5MM • Parent termination fee of 6.5%, or $295.8MM • Initial outside date of 12 months following signing, with automatic extension to 3 months following signing if specified regulatory conditions remain outstanding

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Overview of Tampa Bay Proposals

Market Data as of August 11, 2026

		Current	*July-17 Tampa Bay Offer*		*August-3 Tampa Bay Offer*	*August-10 Tampa Bay Offer*	*Final Purchase Price*
Offer Price ($ / Share)		$12.52	$17.00	$18.00	$19.00	$19.50	$20.25
Premium Analysis							
vs. Closing Price	$12.52	0.0%	35.8%	43.8%	51.8%	55.8%	61.7%
vs. 30-Day VWAP [1]	$12.88	(2.8%)	31.9%	39.7%	47.5%	51.3%	57.2%
vs. 90-Day VWAP [1]	$13.68	(8.5%)	24.3%	31.6%	38.9%	42.6%	48.1%
vs. 180-Day VWAP [1]	$13.25	(5.5%)	28.3%	35.8%	43.4%	47.2%	52.8%
vs. Median Analyst Price Target	$18.00	(30.4%)	(5.6%)	0.0%	5.6%	8.3%	12.5%
Deal Value							
Implied Equity Value ($MM) [2]		2,802	3,812	4,036	4,260	4,375	4,551
Implied Aggregate Value ($MM) [3]		2,423	3,432	3,657	3,881	3,995	4,172
AV / EBITDA Multiples							
LTM AV / EBITDA (Actual)	$291 [4]	8.3x	11.8x	12.6x	13.3x	13.7x	14.3x
2026 AV / EBITDA (Street Consensus)	$289	8.4x	11.9x	12.7x	13.4x	13.8x	14.4x
2026 AV / EBITDA (Management Plan)	$332	7.3x	10.3x	11.0x	11.7x	12.0x	12.6x
P/E Multiples							
2026 P / Adj. Earnings (Street Consensus)	$161	17.4x	23.6x	25.0x	26.4x	27.1x	28.2x
2026 P / Adj. Earnings (Management Plan)	$226	12.4x	16.8x	17.8x	18.8x	19.3x	20.1x
Memo: Fully Diluted Shares Outstanding (MM)		***223.8***	***224.2***	***224.2***	***224.2***	***224.3***	***224.7***

Source: Bloomberg, Capital IQ (market data as of 8/11/2026), Company Materials

Notes:

1. VWAPs calculated using Bloomberg's VWAP definition over the trailing 30-, 90-, and 180-calendar-day periods ended August 11, 2026.
2. FDSO includes 217.2MM basic shares outstanding and the dilutive impact of 5.8MM RSUs, 1.3MM PSUs, and 39.1MM stock options, with dilution calculated using the treasury stock method based on the applicable share price; assumes PSUs vest per Merger Agreement
3. Aggregate value calculated using net debt based on non-regulated cash of $529MM, gross debt of $123MM and non-controlling interests of $27MM as 2Q'26 at the direction of the company
4. As of Q2'2026 LTM

PROJECT CHERRY TREE 5

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Market Check Process Summary 6 Active Parties Declined Not Engaged / Deciding on NDA MP: 8/10 Chaperoned ACP call: 8/7 NDA Signed: 8/4 MP: 8/7, Chaperoned ACP call: 8/10 NDA Signed: 7/30 MP: 8/4 Chaperoned ACP call: 8/8 NDA Signed: 7/28 MP: 8/4 NDA Signed: 7/29 MP: 8/5 NDA Signed: 7/29 MP To Be Scheduled NDA Signed: 8/7 MP To Be Re-Scheduled NDA Signed: 7/31 Inbounded; Negotiating NDA MP: 8/7 [***] NDA Signed: 7/29

SECTION 2 Morgan Stanley Valuation Perspectives 7

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Source: Company filings, management materials, Visible Alpha / Capital IQ Note: 1. Consensus data displayed through 2028 given 2029 has thin coverage and 2030 has no coverage 2. Adjusted net income reflects GAAP net income excluding the impact of net realized and unrealized gains (losses), other non operating expenses, share based compensation, and the tax impact of the aforementioned adjustments. Street consensus is based on adjusted net income 3. Defined as consolidated EBITDA less underwriting EBITDA pre-consolidations and eliminations $138 $161 $199 $255 $138 $226 $224 $250 $307 $390 2025A 2026E 2027E 2028E 2029E 2030E $235 $289 $357 $442 $235 $332 $423 $456 $553 $685 2025A 2026E 2027E 2028E 2029E 2030E $913 $1,094 $1,228 $1,454 $913 $1,227 $1,170 $1,270 $1,493 $1,772 2025A 2026E 2027E 2028E 2029E 2030E $4,191 $5,211 $6,269 $7,592 $4,191 $5,385 $6,524 $7,758 $9,145 $10,646 2025A 2026E 2027E 2028E 2029E 2030E Summary of Management Plan Financials – Consolidated (1) Based on Management Financials Provided 7/23/2026 and Board Approved on 7/27/2026 Exchange Written Premium ($MM) Revenue ($MM) Adjusted EBITDA ($MM) Adjusted Net Income (2) ($MM) 8 177 315 416 454 548 676 Fee-Based EBITDA: (3) Street Consensus Management Plan

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL August 7 Board Meeting (8/11) Today Delta 7,758 7,728 (0.4%) 7.42% 7.46% +4 bps 12.46 12.52 +0.5% 18.00 18.00 None 8.3x | 7.2x 8.4x | 7.3x 0.1x | 0.1x 6.7x | 5.7x 6.8x | 5.7x 0.1x | None 17.3x | 12.3x 17.4x | 12.4x 0.1x | 0.1x 14.0x | 12.4x 14.0x | 12.5x None | 0.1x 4.65% 4.70% +5 bps 0.85 0.85 None 5.24% 5.24% None 4.2% 4.2% - 10.0% 10.1% +5 bps 14.6x | 18.9x | NA | 13.6x | 17.4x 14.5x | 17.8x | NA | 13.6x | 17.5x (0.1x) | (1.1x) | None | None | 0.1x 13.7x | 17.7x | NA | 12.5x | 15.5x 13.6x | 16.8x | NA | 12.7x | 15.8x (0.1x) | (0.9x) | None | 0.2x | 0.3x 19.9x | 28.0x | 15.1x | 18.3x | 23.0x 19.6x | 25.9x | 15.0x | 18.3x | 23.1x (0.3x) | (2.1x) | (0.1x) | None | 0.1x 17.7x | 23.7x | 13.8x | 16.6x | 20.5x 17.4x | 23.7x | 13.6x | 16.7x | 20.6x (0.3x) | None | (0.2x) | 0.1x | 0.1x 2027E P/E (x) RYAN | Other High Growth Brokers | Specialty Insurers | Traditional Brokers | Tech / Marketplaces AV / 2027E EBITDA (x) Consensus / Management Plan 2027E P/E (x) Consensus / Management Plan Calculated WACC Accelerant 10-yr UST Yield Consensus Price Target ($) Debt / Total Capitalization AV / 2026E EBITDA (x) Consensus / Management Plan 2026E P/E (x) Consensus / Management Plan Post-Tax Cost of Debt Peers (1) (2) (3) (4) Peer Levered Beta (RYAN) WACC 2026E P/E (x) RYAN | Other High Growth Brokers | Specialty Insurers | Traditional Brokers | Tech / Marketplaces Share Price ($) AV / 2026E EBITDA (x) RYAN | Other High Growth Brokers | Specialty Insurers | Traditional Brokers | Tech / Marketplaces AV / 2027E EBITDA (x) RYAN | Other High Growth Brokers | Specialty Insurers | Traditional Brokers | Tech / Marketplaces Macro S&P 500 S&P U.S. HY Corporate Bond Index YTM What’s Changed Since Valuation Analysis Presented to the Board on 8/11/2026 Source: Capital IQ (market data as of 8/11/2026), Company Materials Notes: 1. Unaffected share prices for BWIN and BOW are based on the closing stock prices as of June 17, 2026 and July 31, 2026, respectively. 2. Other High Growth Brokers peers include Goosehead, TWFG, and Baldwin 3. Traditional Brokers peers include Arthur J. Gallagher, Aon, Willis Towers Watson, Marsh McLennan, and Brown & Brown 4. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics 9

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Valuation Summary Reference Metric Share Price Valuation Range ($ / Sh.) (1)(2)(3) Public Trading Comparables AV / 2026E EBITDA (8.5x - 13.5x) | Management Plan $332MM AV / 2026E EBITDA (8.5x - 13.5x) | Street Consensus $289MM AV / 2027E EBITDA (6.5x - 12.5x) | Management Plan $423MM AV / 2027E EBITDA (6.5x - 12.5x) | Street Consensus $357MM P / 2026E Adj. Earnings (17.0x - 20.0x) | Management Plan $226MM P / 2026E Adj. Earnings (17.0x - 20.0x) | Street Consensus $161MM P / 2027E Adj. Earnings (14.0x - 18.0x) | Management Plan $224MM P / 2027E Adj. Earnings (14.0x - 18.0x) | Street Consensus $199MM Precedent Transactions 12.0x - 16.5x LTM AV / EBITDA $291MM Discounted Equity Value (Management Plan) 10.3% CoE / 8.0x - 13.0x AV / NTM Multiple on NTM EBITDA (2027YE) $456MM SOTP (Management Plan) DCF on Non-Underwriting Business (9.1-11.0% WACC / 2.0% - 4.0% PGR) & DDM at 0.70 - 1.00x Exit P/BV for Underwriting Segment Reference Only: Leveraged Buyout Analysis - (Management Plan) Sale Exit | 22.5-27.5% Target IRR | 12.0x - 16.5x LTM Exit Multiple 1.2x Leverage on LTM EBITDA | 35% Leverage Ratio Historical Trading Range Past 90-Day Intraday Trading Range Observed Share Price 52-Week Trading Range (Intraday): Low (2/24/26) - High (8/20/25) Observed Share Price Broker Price Targets Discounted Share Price Target (Undiscounted: $14.00 - 30.00) Analyst Targets $5.00 $15.00 $25.00 $35.00 $1.1 $3.4 $5.7 $8.4 $14.25 $12.75 $14.00 $12.00 $17.25 $12.25 $14.00 $12.50 $17.25 $16.25 $16.25 $17.75 $10.77 $9.18 $21.50 $19.25 $24.75 $21.50 $20.25 $14.50 $18.00 $16.00 $22.75 $24.00 $26.00 $25.75 $17.85 $30.48 Current: $12.52 Final Purchase Price: $20.25 Valuation Perspectives Source: Capital IQ (8/11/2026), Bloomberg, Company Materials Notes: 1. Share price rounded to the nearest $0.25, except for 90-Day and 52-week trading ranges 2. FDSO includes 217.2MM basic shares outstanding and the dilutive impact of 5.8MM RSUs, 1.3MM PSUs, and 39.1MM stock options, with dilution calculated using the treasury stock method based on the applicable share price; assumes PSUs vest per Merger Agreement 3. Net debt calculated as of 6/30/2026 based on non-regulated cash of $529MM, gross debt of $123MM and NCI of $27MM at the direction of the company 4. DEV valuation discounted at 10.3% midpoint cost of equity, with valuation date of 6/30/2026 5. Assumes 4.5-year DCF through 2030E discounted with valuation date of 6/30/2026; assumes mid-year convention 6. Assumes sale of underwriting business at 0.85x BV in 2030 and sale of fee-based business at 12.0x – 16.5x LTM EBITDA in 2030; Leverage ratio reflects debt to total capitalization ratio 7. Based on 52-week intraday price range as of 8/11/2026 8. As of 8/11/2026; Discounted at midpoint cost of equity of 10.3% 10 Share Price ($) Implied Equity Value ($Bn) (8) (7) (4) (5) 90-Day VWAP ($13.68) Management Projections Street Consensus (6)

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Fee-Based Business Cash Flows Fee-Based Business Terminal Value Implied Aggregate Value Underwriting Equity Value Net Cash / (Debt) Non-Controlling Interest Implied Equity Value Low-End $3.13 $10.37 $13.49 $1.05 $1.81 ($0.12) $16.24 Midpoint $3.19 $13.81 $17.00 $1.45 $1.81 ($0.12) $20.14 High-End $3.16 $19.39 $22.55 $1.82 $1.76 ($0.12) $26.01 715 3,097 3,812 324 406 27 4,516 Fee-Based Business Cash Flows Fee-Based Business Terminal Value Implied Aggregate Value Underwriting Business Equity Value Net Cash / (Debt) Non-Controlling Interest Implied Equity Value Components of SOTP Valuation (DCF + DDM) 11 Midpoint Discount Rate (10.1%) | Perpetuity Growth Method (2.0 – 4.0% into Perpetuity) Components of SOTP Value $MM, unless otherwise stated Share Price Distribution by Discount Rate (1) Price per share Source: Capital IQ (8/11/2026), Company Materials Notes: 1. For the DCF of Fee-Based business, midpoint assumes 10.1% WACC, high-end assumes 9.1% WACC, low-end assumes 11.0% WACC. For the DDM of Underwriting Business, midpoint assumes 10.3% Cost of Equity, high-end assumes 9.3% Cost of Equity, low-end assumes 11.3% Cost of Equity Exchange Services / MGA Operations Underwriting Business

APPENDIX A Trading Performance Update 12

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL ADTV Since IPO 1.43MM (0.64% of FDSO) Jul-25 Nov-25 Mar-26 Jul-26 0 5 10 15 20 25 0.30 A Look at Accelerant Since IPO 13 Share Price Performance and Trading Volume 40% $21.00 $12.52 3Q’25 Earnings (11/12/2025, PM) +9% Next Day 2Q’25 Earnings (8/28/2025, AM) (26%) Next Day T+1: +26.2% 4Q’25 Earnings (3/18/2026, PM) +4% Next Day 1Q’26 Earnings (5/13/2026, PM) +17% Next Day 2026E AV / EBITDA Performance 8.4x 16.4x (1) Source: Capital IQ (market data as of 8/11/2026), Company Materials Notes: 1. IPO priced at 16.4x AV / 2026E Adj. EBITDA 8.0x (Share Price Indexed to 100, average daily trading volume in MM) To match multiple on page 15 Checked that date in CapIQ directly ARX Volume ARX Price S&P500 Jul-25 Oct-25 Jan-26 Apr-26 Aug-26 Aug-26

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Identifying Accelerant’s Peer Set No Pure Play Comparables for Accelerant 14 Insurance Distribution Tech / Marketplaces Specialty Insurers DJ: Spread \\Msad\root\NA\NY\LIB\IBD\D2_Projects\AMER\New York\T\Project Tampa Bay_ND10012407792\3. Presentations\5. 2026.07.05 - Take Private Analysis\2026.07 - Discussion Materials_vF.pdf High Growth High Growth Traditional Brokers Primary Secondary / Reference Reference Core comp at IPO Other High Growth Brokers

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL L3M Avg. L6M Avg. L1Y Avg. ARX 18.2x 18.3x 22.1x RYAN 17.6x 16.8x 20.1x Premium to RYAN (%) 3% 9% 10% 0.0 20.0 40.0 60.0 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 ARX RYAN Other High Growth Brokers Tech / Marketplaces Traditional Brokers Specialty Insurers L3M Avg. L6M Avg. L1Y Avg. ARX 9.2x 9.5x 11.8x RYAN 13.1x 12.6x 14.3x Discount to RYAN (%) (30%) (25%) (18%) 0.0 15.0 30.0 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Jan-26 Feb-26 Mar-26 Apr-26 May-26 Jun-26 Jul-26 Current ARX IPO Avg. Since ARX IPO Accelerant ARX 8.2x 20.6x 12.5x Ryan Specialty RYAN 13.7x 19.3x 14.5x Other High Growth Brokers GSHD 20.7x 30.1x 20.6x TWFG 19.0x 29.5x 19.7x BWIN 9.8x 17.0x 12.0x Median 19.0x 29.5x 19.3x Tech / Marketplaces CME 19.3x 21.7x 20.8x NDAQ 16.8x 20.3x 18.1x TW 16.8x 25.0x 18.5x VRSK 14.7x 25.2x 17.5x CBOE 13.7x 17.4x 16.1x Median 16.8x 21.7x 18.0x Traditional Brokers AON 14.1x 15.7x 14.4x AJG 13.4x 15.5x 13.4x MRSH 13.1x 15.0x 13.2x BRO 12.6x 14.9x 10.9x WTW 12.1x 12.7x 11.7x Median 13.1x 15.0x 13.1x Source: Capital IQ (market data as of 8/11/2026), Company Materials Notes: 1. Based on MRQ financials as of 8/11/2026 2. Other High Growth Broker Index calculated as the median of BWIN, GSHD, TWFG 3. Tech / Marketplaces Index calculated as the median of CME, NDAQ, CBOE, VRSK, and TW 4. Traditional Broker Index calculated as the median of MRSH, AON, AJG, WTW, and BRO 5. Specialty Insurers Index calculated as the median of WRB, KNSL, RLI, PLMR, SKWD, and BOW Summary Statistics NTM AV / EBITDA (x) 15 ARX Trading Relative to Peers Over Time Median NTM AV / EBITDA (1) Since ARX IPO (7/24/2025) 21.7x 15.0x Median Price / NTM EPS Since ARX IPO (7/24/2025) (2) (3) (4) (5) 45.4x 42.9x 26.7x 21.0x 18.6x 29.5x 8.2x 13.1x 19.0x 16.8x 17.4x 25.4x 21.8x 16.3x 15.1x 18.6x 20.6x 29.4x 13.7x 19.3x Aug-26 Aug-26

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 0.0% 0.0% 0.0% 26.3% 25.2% 46.0% 2.6% 0.0% 0.0% 0.0% 0.0% 0.0% <8.0x 8.0x-9.0x 9.0x-10.0x 10.0x-12.5x 12.5x-15.0x 15.0x-17.5x 17.5x-20.0x 20.0x-22.5x 22.5x-25.0x 25.0x-27.5x 27.5x-30.0x >30.0x 2.2% 15.3% 27.7% 28.5% 11.7% 1.8% 3.3% 0.7% 0.0% 0.0% 2.6% 6.2% <8.0x 8.0x-9.0x 9.0x-10.0x 10.0x-12.5x 12.5x-15.0x 15.0x-17.5x 17.5x-20.0x 20.0x-22.5x 22.5x-25.0x 25.0x-27.5x 27.5x-30.0x >30.0x Source: Capital IQ (market data as of 8/11/2026) 16 ARX Trading Relative to RYAN Historical AV / NTM EBITDA Trading Distribution ARX Since ARX IPO (7/24/2025) Historical AV / NTM EBITDA Trading Distribution RYAN Since ARX IPO (7/24/2025)

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Accelerant is Best-in-Class Across Key Metrics of Focus Comparables

	ACCELERANT Consensus	ACCELERANT Business Plan	RYAN SPECIALTY	Other High Growth Brokers (1)	TWFG INSURANCE	The Baldwin Group	Other High Growth Brokers Median	SKYWARD	BOWHEAD	Palomar	RLI	KINSALE INSURANCE	Berkley	Specialty Insurers (1) Median	Traditional Brokers (2)	Tech / Marketplaces (3)
Organic Revenue Growth (4) ('26E)	22%	34%	7%	17%	12%	4%	Median: 12%	38%	38%	30%	6%	5%	3%	Median: 18%	4%	13%
Revenue ($MM) (LTM)	1,050	1,050	3,218	402	295	1,738		1,734	615	1,091	1,974	1,996	14,896		15,495	4,936
Adj. EBITDA ($MM) (LTM) (5)	291	291	1,017	131	87	396		NA	NA	NA	NA	NA	NA		5,001	1,955
Adj. EBITDA ($MM) ('26E)	289	332	1,016	130	80	473		NA	NA	NA	NA	NA	NA		5,432	2,055
Adj. EBITDA Growth ('26E)	23%	42%	5%	14%	20%	39%	Median: 20%	N/A	N/A	N/A	N/A	N/A	N/A		11%	15%
Adj. EBITDA Margin ('26E)	26%	28%	31%	31%	26%	23%	Median: 26%	N/A	N/A	N/A	N/A	N/A	N/A		32%	60%
Adj. Net Income ('26E)	161	226	586	69	63	283		231	68	272	264	480	1,911		3,410	1,476
Adj. Net Income Growth ('26E)	17%	64%	7%	(5%)	23%	42%	Median: 23%	38%	23%	26%	(18%)	6%	10%	Median: 17%	11%	16%

Source: Capital IQ (market data as of 8/11/2026), Company Materials

Notes:
1. Unaffected share prices for BWIN and BOW are based on the closing stock prices as of June 17, 2026 and July 31, 2026, respectively.
2. Traditional Brokers peers include Arthur J. Gallagher, Aon, Willis Towers Watson, Marsh McLennan, and Brown & Brown
3. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics
4. Represents operating revenue for ARX; organic growth reflected for ARX, traditional brokers and high growth brokers; total revenue growth for specialty insurers and tech marketplaces
5. LTM based on most recently available financials as of 8/7/2026

PROJECT CHERRY TREE

17

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 8.4x 14.5x 20.2x 17.8x 10.6x N/A N/A N/A N/A N/A N/A 13.6x 17.5x 6.8x 13.6x 17.7x 16.8x 9.1x 12.7x 15.8x 17.4x 19.6x 30.4x 25.9x 8.6x 12.4x 15.5x 12.9x 22.0x 17.7x 14.5x 18.3x 23.1x 14.0x 17.4x 23.7x 23.9x 6.7x 11.2x 12.9x 11.7x 23.6x 17.3x 14.3x 16.7x 20.6x Source: Capital IQ (market data as of 8/11/2026), Company Materials Notes: 1. Unaffected share prices for BWIN and BOW are based on the closing stock prices as of June 17, 2026 and July 31, 2026, respectively. 2. Traditional Brokers peers include Arthur J. Gallagher, Aon, Willis Towers Watson, Marsh McLennan, and Brown & Brown 3. Tech Marketplace peers include Cboe Global Markets, CME, Nasdaq, Tradeweb, and Verisk Analytics Benchmarking Valuation Across Peers 18 P / E (’26E / ’27E) AV / EBITDA (’26E / ’27E) 7.3x / 5.7x on plan basis 12.4x / 12.5x on plan basis Other High Growth Brokers Median: 17.8x Median: 16.8x Median: 25.9x Median: 23.7x Median: 15.0x Median: 13.6x 2026 2027 Specialty Insurers Traditional Brokers Tech / Marketplaces (3) (2) (1) (1)

APPENDIX B Supplemental Valuation Materials 19

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 05/22 06/24 10/25 09/25 09/18 07/21 03/22 09/23 10/23 12/23 02/24 12/24 03/25 06/25 12/25 07/17 22.4x 12.8x 21.8x 13.8x 17.7x 12.3x 12.4x 13.8x 14.6x 15.0x 18.1x 14.3x 13.6x 15.7x 15.7x 10.6x Selected Precedent Transactions – Insurance Fee Business 20 Sources: Company Filings, CapIQ Notes: 1. Multiple inclusive of undisclosed expected synergies 2. CAC / Baldwin transaction multiple reflects total fixed consideration of $1.096 billion, comprising $1.026 billion of stated consideration plus $70 million of contractually obligated deferred consideration, and excludes $250 million of contingent earnout consideration. Based on $70 million of pro forma EBITDA excluding synergies MGAs Brokers Fronting LTM AV / EBITDA Median: 17.8x Median: 14.6x

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 06/14 06/15 07/15 10/16 12/16 05/17 03/18 08/18 08/18 02/21 02/23 06/24 03/25 08/25 09/25 09/25 01/26 05/08 08/12 08/12 06/13 07/16 07/24 Selected Precedent Transactions – Insurance Balance Sheet 21 Sources: Company Filings, CapIQ Commercial / Specialty P&C Carriers P / TBV Median: 1.56x NTM P/E N/A 19.5x 16.1x 14.5x 21.7x 25.5x 15.4x 21.1x 11.6x N/A 30.9x 26.3x 8.1x N/A N/A 12.7x Median: 17.8x U.S. Commercial / Specialty International Commercial / Specialty P&C Run-Off NA Median: 0.84x NA NA NA NA NA NA 1.33x 2.55x 1.80x 1.53x 1.56x 1.65x 1.96x 1.78x 1.13x 0.93x 0.94x 1.09x 1.15x 1.31x 1.79x 3.86x 2.29x 0.85x 0.72x 0.78x 0.95x 0.83x 0.99x

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Discounted Equity Value Analysis

Based on AV / NTM Adj. EBITDA Multiple | Management Financials Provided 7/23/2026 and Board Approved on 7/27/2026

Future Equity Value

$ / Share


$33.29
$28.12
$27.87
$25.64
$23.53
$22.90
$21.54
$18.92
$16.97
$12.52
8/11/2026
12/31/2026
12/31/2027
12/31/2028
8.00x
10.50x
13.00x

Present Value of Future Equity Value [1]

$ / Share


$26.06
$24.41
$24.06
$22.01
$20.51
$20.31
$17.93
$16.16
$16.34
$12.52
8/11/2026
12/31/2026
12/31/2027
12/31/2028
8.00x
10.50x
13.00x

DEV – Discounted Equity Value at Various Multiples

$ / Share

	AV / NTM Adj. EBITDA of 8.00x			AV / NTM Adj. EBITDA of 10.50x			AV / NTM Adj. EBITDA of 13.00x		
	12/31/2026	12/31/2027	12/31/2028	12/31/2026	12/31/2027	12/31/2028	12/31/2026	12/31/2027	12/31/2028
AV / NTM Adj. EBITDA Multiple	8.00x	8.00x	8.00x	10.50x	10.50x	10.50x	13.00x	13.00x	13.00x
(x) NTM Adj. EBITDA	423	456	553	423	456	553	423	456	553
Future Aggregate Value	**3,382**	**3,646**	**4,421**	**4,439**	**4,785**	**5,803**	**5,496**	**5,925**	**7,184**
(-) Net Cash / (Debt) [2]	(448)	(685)	(955)	(448)	(685)	(955)	(448)	(685)	(955)
(-) Non-Controlling Interest [2]	33	43	57	33	43	57	33	43	57
Equity Value	**3,797**	**4,288**	**5,319**	**4,854**	**5,427**	**6,700**	**5,911**	**6,566**	**8,082**
(/) FDSO [3]	223.8	226.6	232.2	225.4	230.7	238.3	230.6	235.6	242.8
Future Share Price	**$16.97**	**$18.92**	**$22.90**	**$21.54**	**$23.53**	**$28.12**	**$25.64**	**$27.87**	**$33.29**
Periods	0.50	1.50	2.50	0.50	1.50	2.50	0.50	1.50	2.50
Discount Factor (10.3% Cost of Equity)	0.95	0.86	0.78	0.95	0.86	0.78	0.95	0.86	0.78
Discounted Share Price	**$16.16**	**$16.34**	**$17.93**	**$20.51**	**$20.31**	**$22.01**	**$24.41**	**$24.06**	**$26.06**
Discounted Cumulative Dividends [4]	--	--	--	--	--	--	--	--	--
Discounted Share Price	**$16.16**	**$16.34**	**$17.93**	**$20.51**	**$20.31**	**$22.01**	**$24.41**	**$24.06**	**$26.06**

Source: Company Materials, Capital IQ (8/11/2026)

Notes:

1. Discounted at midpoint cost of equity
2. Non-regulated net cash per management forecast; NCI per management forecast
3. Forecasted share count as provided by management
4. No dividends assumed

PROJECT CHERRY TREE 22

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Discounted Cash Flow Analysis – Fee-Based Business

Based on Management Financials Provided 7/23/2026 and Board Approved on 7/27/2026

Key Assumptions

- 6/30/2026 valuation date
- 4.5-year DCF using mid-year convention
- WACC: 9.1 – 11.0%
- Terminal value calculated based on PGR method
  - Perpetuity growth rate range of 2.0 – 4.0%
- Unlevered free cash flow calculated based on financials of non-underwriting business
- Value of underwriting business separately accounted for using dividend discount model
- FDSO includes 217.2MM basic shares outstanding and the dilutive impact of 5.8MM RSUs, 1.3MM PSUs, and 39.1MM stock options, with dilution calculated using the treasury stock method based on the applicable share price; assumes PSUs vest per Merger Agreement

Unlevered Free Cash Flow Forecast

$MM, Unless Otherwise Noted

	Management Plan					
FYE 12/31	**6M 2026E**	**2027E**	**2028E**	**2029E**	**2030E**	**Terminal**
Consolidated Adj. EBITDA	**175**	**423**	**456**	**553**	**685**	**685**
(-) Underwriting Adj. EBITDA	(3)	(7)	(1)	(4)	(9)	(9)
Fee-Based Adj. EBITDA	**172**	**416**	**454**	**548**	**676**	**676**
% Margin	*52.7%*	*47.9%*	*44.2%*	*45.2%*	*47.7%*	*47.7%*
(-) Other Expenses	(15)	(51)	(52)	(54)	(56)	(56)
(-) SBC	(48)	(103)	(118)	(120)	(132)	(132)
(-) Cash Taxes	(5)	(50)	(50)	(70)	(92)	(92)
(-) Capitalized Technology Development Costs	(32)	(67)	(74)	(79)	(84)	(84)
Unlevered Free Cash Flow	**72**	**144**	**160**	**225**	**313**	**313**

Implied Share Price

$ / Share

Perpetuity Growth Rate	**2.0%**			**3.0%**			**4.0%**		
Discount Rate	**9.1%**	**10.1%**	**11.0%**	**9.1%**	**10.1%**	**11.0%**	**9.1%**	**10.1%**	**11.0%**
Present Value of Cash Flows	730	715	699	730	715	699	730	715	699
Present Value of Terminal Value	3,158	2,688	2,321	3,710	3,097	2,635	4,477	3,642	3,039
Implied Aggregate Value	**3,888**	**3,402**	**3,020**	**4,440**	**3,812**	**3,335**	**5,208**	**4,357**	**3,738**
(+) Net Cash / (Debt) (1)	406	406	406	406	406	406	406	406	406
(-) Non-Controlling Interest	(27)	(27)	(27)	(27)	(27)	(27)	(27)	(27)	(27)
(+) Equity Value of Underwriting Business (2)	420	324	236	420	324	236	420	324	236
Implied Equity Value	**4,687**	**4,106**	**3,635**	**5,239**	**4,516**	**3,950**	**6,007**	**5,060**	**4,354**
(/) FDSO	224.6	223.8	223.8	227.3	224.2	223.8	230.9	226.3	223.9
Implied Share Price	**$20.87**	**$18.35**	**$16.24**	**$23.06**	**$20.14**	**$17.65**	**$26.01**	**$22.36**	**$19.45**
% Value in TV	*81.2%*	*79.0%*	*76.8%*	*83.6%*	*81.3%*	*79.0%*	*86.0%*	*83.6%*	*81.3%*
Terminal Value	*4,677*	*4,140*	*3,717*	*5,494*	*4,772*	*4,221*	*6,631*	*5,611*	*4,868*
Implied Terminal NTM EBITDA Multiple (3)	*6.1x*	*5.4x*	*4.8x*	*7.1x*	*6.2x*	*5.5x*	*8.6x*	*7.3x*	*6.3x*
Implied Terminal LTM EBITDA Multiple (3)	*6.9x*	*6.1x*	*5.5x*	*8.1x*	*7.1x*	*6.2x*	*9.8x*	*8.3x*	*7.2x*

Source: Company Materials, Capital IQ (8/11/2026)

Note:

1. Includes $123MM of total debt and $529MM of non-regulated cash per management
2. Equity Value of Underwriting Business assumes 10.3% cost of equity and 0.85x BV for midpoint, 11.3% cost of equity and 0.70x BV for low-end, and 9.3% cost of equity and 1.00x BV for high-end.
3. Implied terminal NTM and LTM EBITDA multiples based on terminal date of 12/31/2030; NTM EBITDA assumes 14.0% revenue growth and 47.7% margin held constant

PROJECT CHERRY TREE

23

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Dividend Discount Model Analysis – Underwriting Business

Based on Management Financials Provided 7/23/2026 and Board Approved on 7/27/2026

Key Assumptions

- Based on 2026E – 2030E projections for underwriting business only
- Assumes valuation date of 6/30/2026 and terminal date of 12/31/2030
- Does not assume distributable dividends per management's forecast
- Reflects required underwriting capital contributions as negative distributions
  - Required underwriting capital injections based on management's forecast
- Assumes sale of underwriting business at 0.70 - 1.00x 2030E book value
- Illustrative equity value of underwriting business discounted at cost of equity range of 9.3% – 11.3%

Book Value Build

$MM, Unless Otherwise Noted

Book Rollforward:	6M 2026E	2027E	2028E	2029E	2030E
Book value, BoP	602	642	649	650	704
(+) Net Income [1]	6	6	1	4	8
(-) Dividends	-	-	-	-	-
(-) Share repurchases	-	-	-	-	-
(+) Recycle Capital / Dividend	19	-	-	-	-
(+) Capital Injection	16	-	-	50	89
Book Value, EoP	**642**	**649**	**650**	**704**	**800**

Combining Present Value	
Present Value of Capital Injections (at 10.3% CoE)	(113)
Sale of Underwriting Business Value (at 0.85x BV)	438
Underwriting Business DDM Equity Value	**324**

Illustrative Equity Value (Cost of Equity Range of 9.3 – 11.3%)

$MM, Unless Otherwise Noted

	9.3%	10.3%	11.3%
Terminal Value			
Projected Book Value	800	800	800
(x) Exit P/BV	1.00x	0.85x	0.70x
Estimated Terminal Value	**800**	**680**	**560**
(x) Discount Factor (Assumes EoP Exit)	0.67x	0.64x	0.62x
Present Value of Terminal Value	**536**	**438**	**346**
Combining Present Value			
Present Value of Capital Injections	(117)	(113)	(110)
Sale of Underwriting Business Value	536	438	346
Underwriting Business DDM Equity Value	**420**	**324**	**236**

Source: Company Materials, Capital IQ (8/11/2026)
Note:
1. Underwriting segment net income derived from management's book value roll forward for the underwriting business

PROJECT CHERRY TREE

24

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL $0.31 $19.38 ($0.04) $0.18 $0.31 $20.14 July 31 Valuation Change in DCF Date Change in UW Business Equity Value Change in WACC Other Current Valuation $ / Share Low Mid High July 31 Valuation $15.55 $19.38 $25.15 Change in DCF Date $0.25 $0.31 $0.39 Change in UW Business Equity Value ($0.05) ($0.04) ($0.03) Change in WACC $0.14 $0.18 $0.27 Other $0.35 $0.31 $0.23 Current Valuation $16.24 $20.14 $26.01 Total Delta $0.69 $0.76 $0.85 SOTP Analysis: Valuation Comparison 25 Based on Management Financials Provided 7/23/2026 and Board Approved on 7/27/2026 Midpoint DCF and DDM SOTP Bridge (1) $ / Share DCF and DDM SOTP Bridge Notes: 1. Waterfall analysis assumes midpoint scenario Change in DCF base date from 3/31/2026 to 6/30/2026 Change in DDM base date from 3/31/2026 to 6/30/2026 Decrease in WACC driven lower Risk-Free Rate and reduced Debt / Total Capitalization Higher cash balance with Q2 roll forward along with increased FDSO

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Sources $MM Amount LTM 2026E EBITDA (x) Excess Cash (1) 220 0.7x New Unitranche Term Loan 404 1.2x Sponsor Equity 4,164 12.5x Total Sources 4,788 14.4x Uses $MM Amount LTM 2026E EBITDA (x) Purchase Equity Value 4,561 13.7x Retire Debt 117 0.4x Illustrative Transaction Fees 100 0.3x Est. Financing Fees and OID 10 0.0x Total Uses 4,788 14.4x Target IRR (%) Implied NTM Multiple (4) (x) 22.5% 23.5% 24.5% 25.5% 26.5% 27.5% 12.0x 10.5x $20.44 $19.93 $19.36 $18.80 $18.27 $17.76 13.0x 11.4x $21.70 $21.15 $20.54 $20.03 $19.46 $18.91 14.0x 12.3x $22.94 $22.26 $21.70 $21.17 $20.56 $20.07 15.0x 13.2x $24.06 $23.45 $22.86 $22.30 $21.65 $21.13 Sale Exit LTM Multiple (x) 16.5x 14.5x $25.83 $25.06 $24.53 $23.92 $23.22 $22.66 Purchase Price Calculation $MM Common Shares Outstanding 217.2 Dilutive Shares Outstanding 8.0 Fully Diluted Shares Outstanding 225.2 (x) ARX Price Per Share $12.52 Current Equity Value 2,820 (x) Acquisition Premium 62% Equity Purchase Price $4,561 Memo: Price Per Share $20.25 (-) Cash and Cash Equivalents (570) (+) Gross Debt 117 (+) Minority Interest 33 (+) Preferred Shares - Aggregate Value $4,142 Memo: LTM EBITDA 332 Memo: Implied LTM Entry Multiple 12.5x Key Assumptions: • Transaction close of 12/31/2026 • Acquisition of ARX for ~$4.6Bn or $20.25 per share implying 12.5x 12/31/2026 LTM EBITDA of $332MM • Whole company financials inclusive of capital requirements for the underwriting business • Value of underwriting business separately accounted for assuming 0.85x exit P/BV at 2030E • Target 35% leverage ratio (3) – Results in $404MM in total debt reflecting 1.2x 2026 LTM EBITDA – Assumes Unitranche Term Loan financing at SOFR + 3.50% • Average effective tax rate for 2026E – 2030E of ~24% at the direction of management (5) Reference Only: Leveraged Buyout Analysis Sources & Uses Purchase Price Calculation (2) 26 Sensitivity to Target IRR and Exit Multiple Implied Share Price | Assumes 1.2x Entry Leverage Based on Management Financials Provided 7/23/2026 and Board Approved on 7/27/2026 Source: Company Materials, Wall Street Research, Capital IQ (8/11/2026) Note: 1. Based on the difference between 12/31/2026 cash on balance sheet ($570MM) and minimum cash ($350MM) 2. LTM EBITDA reflects 12/31/2026 LTM EBITDA for whole company 3. Debt to total capitalization ratio, implying total capital of $1.155Bn and total PF 2026YE debt of $404MM 4. Implied NTM Multiple reflects 2031E FY Whole Company EBITDA of $781MM, assuming 14.0% revenue growth and constant Adj. EBITDA Margin of 38.7% 5. Assumes 300bps tax expansion following take-private Run at $20.25 share price, 0.85x BV

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Management Forecast $MM, unless otherwise noted 2025A 2026E 2027E 2028E 2029E 2030E Whole Company Financial Summary Revenue 913 1,227 1,170 1,270 1,493 1,772 % Growth 34% (5%) 9% 18% 19% Adj. EBITDA 235 332 423 456 553 685 % Growth 42% 27% 8% 21% 24% % Margin 26% 27% 36% 36% 37% 39% Fee-Based Business Cash Flows Fee-Based Adj. EBITDA 315 416 454 548 676 Income Statement Adjustments (-) Non-Underwriting Net Investment Income (10) (4) (4) (5) (6) (-) Stock Based Compensation or Cash Equivalent (104) (103) (118) (120) (132) (-) Net Interest Expense / (Income) - (17) (11) (3) 6 (-) Other Expenses (49) (51) (52) (54) (56) (-) Cash Taxes (22) (52) (54) (78) (106) Cash Flow Statement Adjustments (-) Technology Development Costs (52) (67) (74) (79) (84) (-) Cash Flow to Fund Capital Requirement for Underwriting (61) - - (50) (89) Levered Free Cash Flow 16 121 142 158 210 (-) Mandatory Debt Repayment - (4) (4) (4) (4) Cash Available for Voluntary Debt Repayment - 117 137 154 206 Beginning Cash 350 424 504 594 (-) Min Cash (2) (424) (504) (594) (692) (+) Change in Cash Balance Before Voluntary Repayment 117 137 154 206 Cash Available for Voluntary Repayment 43 57 64 108 (−) Voluntary Debt Repayment / (+) Drawdown (43) (57) (64) (108) (+) Min Cash Balance 424 504 594 692 Ending Cash Balance 424 504 594 692 Pro Forma Capitalization New Unitranche Term Loan 404 357 296 228 115 Total Debt 404 357 296 228 115 (-) Cash (350) (424) (504) (594) (692) Net Debt 54 (67) (208) (367) (577) Whole Company Credit Metrics Adj. EBITDA / Interest Expense 14.6x 18.5x 27.9x 52.3x Adj. EBITDA - CapEx / Interest Expense 12.3x 15.5x 23.9x 45.9x Gross Debt / Adj. EBITDA 0.8x 0.6x 0.4x 0.2x Net Debt / Adj. EBITDA NM NM NM NM Cumulative FCF / Total Debt 34% 69% 108% 160% Reference Only: LBO Financial Summary 1.2x Leverage ($404MM Debt) on 12/31/2026 LTM Adj. EBITDA ($332MM) Financial Summary and Credit Statistics (1) 27 Source: Company Materials, Wall Street Research Notes: 1. Assumes sale of underwriting business in 2030E 2. Assumes minimum cash growth matching gross written premium growth at the direction of management

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL WACC Calculation Assumption Notes Mid Low High Market Risk Premium Morgan Stanley Estimated Market Risk Premium 6.0% 6.0% 6.0% Risk Free Rate (Rf) Spot Rate 10-year U.S. Treasury as of 8/11/2026 4.7% 4.7% 4.7% Predicted Beta Peer Levered Beta (RYAN) as of 8/11/2026 0.85 0.85 0.85 Size Premium Adjustment Duff & Phelps Size Premium (1) 0.5% 0.5% 0.5% Sensitivity Adjustment ±1.0% from Base -- (1.0%) 1.0% Cost of Equity (KE) Calculated Using the Capital Asset Pricing Model 10.3% 9.3% 11.3% Pre-tax Cost of Debt Long-Term Cost of Debt (2) 7.0% 7.0% 7.0% Tax Rate (t) Long-Term Tax Rate per Management 25.0% 25.0% 25.0% Post-tax Cost of Debt (KD) * (1-t) 5.2% 5.2% 5.2% Debt / Total Capitalization Based on Current Market Capitalization (3) 4.2% 4.2% 4.2% Weighted Average Cost of Capital (WACC) KE * E/(D+E) + KD * (1-t) * D/(D+E) 10.1% 9.1% 11.0% Weighted Average Cost of Capital (WACC) Analysis 28 Sources: Capital IQ (8/11/2026), Company filings, Company Materials Note: 1. Reflects difference of 8th decile (where RYAN falls under) and 5th decile (where Accelerant falls under) 2. Based on current cost of debt, assumes SOFR +3.25% under 25% leverage threshold; current USD SOFR 3M of 3.749% 3. Capital structure reflects debt balance as of Q2’26 per Accelerant management, which Morgan Stanley was directed to use, divided by fully diluted market capitalization calculated on current share price as of 8/11/2026 Weighted Average Cost of Capital IMPORTANT: Update WACC for any refresh

PRIVILEGED AND CONFIDENTIAL

Morgan Stanley

Accelerant Fully Diluted Shares Outstanding

Current Market Data as of August 11, 2026

- Reflects basic and dilutive securities as of August 12th, 2026 per Accelerant Management
- Dilution associated with RSUs, PSUs and options are calculated based on treasury stock method
  - Assumes PSUs vest per Merger Agreement
- Total debt, cash, and non-controlling interest as of 6/30/2026 per Accelerant Management

Accelerant Fully Diluted Shares Outstanding

	Current Price	Final Purchase Price
	8/11/2026	8/11/2026
	$12.52	**$20.25**
Class A Common Shares	118,548,679	118,548,679
Class B Common Shares	98,639,873	98,639,873
Common Shares Outstanding	**217,188,552**	**217,188,552**
(+) Dilution	6,619,246	7,556,081
Fully Diluted Shares Outstanding	**223,807,798**	**224,744,633**
(x) Share Price ($ / Share)	$12.52	$20.25
Equity Value	**2,802,073,631**	**4,551,078,818**
Memo: Equity Value Excluding RSUs and PSUs	*2,719,200,671*	*4,408,503,246*
(+) Total Debt	122,600,000	122,600,000
(-) Cash	(528,700,000)	(528,700,000)
(+) Non-Controlling Interest	26,600,000	26,600,000
Aggregate Value	**2,422,573,631**	**4,171,578,818**

Dilutive Securities	Strike Price	Amount Outstanding	Current Dilutive Effect	Offer Price Dilutive Effect
RSUs	-	5,776,197	5,776,197	5,776,197
PSUs	-	843,049	843,049	1,264,572
Options Tranche 1	$19.31	11,101,116	-	515,312
Options Tranche 2	$21.00	16,632,391	-	-
Options Tranche 3	$22.49	8,085,380	-	-
Options Tranche 4	$29.00	3,304,571	-	-
Total		**45,742,704**	**6,619,246**	**7,556,081**

PSU Vest Tranches	Amount Outstanding	MA Target	Offer Price Dilutive Effect
2026	281,015	250%	702,538
2027	281,019	100%	281,019
2028	281,015	100%	281,015
Total	**843,049**		**1,264,572**

Sources: Capital IQ, Company Materials

PROJECT CHERRY TREE

29

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL 30.00 22.00 19.00 19.00 18.00 17.00 17.00 16.00 14.00 27.20 19.95 17.23 17.23 16.32 15.41 15.41 14.51 12.69 A B C D E F G H I Price Target Discounted Price Target Research Analyst Perspectives Analyst Price Targets (1) ($) Source: Capital IQ (market data as of 8/11/2026), Wall Street Research Note: Analyst ratings are based on 10 brokers; one broker does not disclose a price target 1. Price targets discounted 1 year at 10.3% Cost of Equity 30 Broker Median: $18.00 Current Share Price: $12.52 Median Price Target Suggests ~44% Upside vs. Current Price Broker Quotes X: RBC Y: William Blair Z: Wells Fargo Date 5/28/26 7/1/26 6/1/26 5/26/26 7/13/26 8/7/26 7/10/26 7/9/26 7/6/26 (1)

PROJECT CHERRY TREE PRIVILEGED AND CONFIDENTIAL Legal Disclaimer © Morgan Stanley and/or certain of its affiliates. All rights reserved. We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. The purpose of this document is to provide the recipient with an explanation of the basis upon which Morgan Stanley is issuing a financial opinion letter in relation to the proposed transaction. This document should be read in conjunction with and is subject to the terms of such financial opinion. This document supersedes any previous documents or presentations delivered by Morgan Stanley to the recipient in connection with the proposed transaction. This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates. Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley Securities Limited, Morgan Stanley Europe SE, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. 31